Exhibit 5

                               Hunton & Williams
                              951 East Byrd Street
                            Richmond, Virginia 23219

                                                        FILE NO.:  23679.000039
                                                   DIRECT DIAL:  (804) 788-8269

                                August 28, 1996

Board of Directors
MainStreet BankGroup Incorporated
200 East Church Street
Martinsville, Virginia  24112

                       MainStreet BankGroup Incorporated
                       Registration Statement on Form S-4

Ladies and Gentlemen:

        We are acting as counsel for MainStreet BankGroup Incorporated in connection with the registration under the Securities Act of 1933 of 1,521,568 shares of its Common Stock. The transaction in which the Common Stock will be issued is described in the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission and relating to the Company's acquisition of Hanover Bank. In connection with the filing of the Registration Statement you have requested our opinion concerning certain corporate matters.

        In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

        Based upon the foregoing, we are of the opinion that:

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

        2. The Common Stock has been duly authorized and, when shares of Common Stock have been issued as described in the Registration Statement, they will be legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us in the Prospectus included therein.

                                            Very truly yours,



                                            Hunton & Williams